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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 2000, except for the third paragraph of Note 1, as to which the date is June 1, 2000, in Amendment No. 1 to the Form S-1 Registration Statement (Form S-1, No. 333-41892) and related Prospectus of Teledyne Technologies Incorporated for the registration of 4,100,000 shares of common stock.



                                                  /s/ Ernst & Young LLP



Los Angeles, California
August 7, 2000